UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 24, 2008, pursuant to the terms of a Stock and Warrant Purchase Agreement (the “Securities Purchase Agreement’), StockerYale, Inc. (the “Company”) issued and sold to investors an aggregate of 4,254,000 shares of common stock, $0.001 par value per shares (the “Common Stock”) at a per share purchase price of $0.25, for an aggregate purchase price of $1,063,500 (the “Financing”). The investors also received warrants (the “Warrants”) to purchase up to an aggregate of 2,127,000 shares of the Company’s Common Stock. The Warrants are exercisable at any time at a per share price of $0.50 and expire on the fifth anniversary of the issue date. The following parties participated or agreed to participate in the Financing:

Name	Relationship with the Company	Amount of Investment	Number of Shares Purchased	Number of Shares Issuable upon Exercise of Warrants
Mark W. Blodgett	Chairman of the Board, President and CEO	$7,500	30,000	15,000
Raymond Oglethorpe	Lead Director	$50,000	200,000	100,000
Robert Drummond	Director	$3,000	12,000	6,000
Ben Levitan	Director	$3,000	12,000	6,000
Pictet Private Equity Investors S.A.	Investor	$500,000	2,000,000	1,000,000
Lewis Opportunity Fund LP1	Investor	$500,000	2,000,000	1,000,000

Total:		$1,063,500	4,254,000	2,127,000

The Company intends to use the proceeds from the Financing for working capital and general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreement, the Lewis Securities Purchase Agreement and the Warrants, and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities

Item 1.01 is hereby incorporated by reference into this item.

On October 31, 2008, StockerYale (UK) Limited, a wholly owned subsidiary of the Company, entered into an Agreement Regarding Instrument Constituting US$4,750,000 10% Senior Fixed Rate Secured Bond with Mark Hawtin (the “Hawtin Agreement”), whereby Mr. Hawtin agreed to forego the principal payments of $61,674 per month under such bond for four months totaling $246,697 in consideration of the issuance of 616,743 shares of Common Stock of the Company (the “Hawtin Transaction”).

[1]

Investment by Lewis Opportunity Fund LP is expected to close on or prior to March 5, 2009. The Company and Lewis entered into a Stock and Warrant Purchase Agreement dated December 24, 2008 (the “Lewis Securities Purchase Agreement”), which is filed herewith as Exhibit 10.3.

The shares of Common Stock and Warrants issued and sold in the Financing and the shares of Common Stock issued in the Hawtin Transaction were issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities in any of the transactions described in this Current Report on Form 8-K.

The foregoing description of the Hawtin Transaction and the Hawtin Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: December 29, 2008	By:	/s/ Mark W. Blodgett
Mark W. Blodgett President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock and Warrant Purchase Agreement

10.2	Form of Common Stock Purchase Warrant

10.3	Stock and Warrant Purchase Agreement between Lewis Opportunity Fund LP and StockerYale, Inc. dated December 24, 2008

10.4	Agreement Regarding Instrument Constituting US$4,750,000 10% Senior Fixed Rate Secured Bond by and between Mark Hawtin and StockerYale (UK) Limited dated October 31, 2008